EXHIBIT 5.1

                             Cassidy  &  Associates
                               1504 R Street, N.W.
                             Washington, D.C. 20009

                                  June 19, 2002

Board  of  Directors
SyndicationNet.com,  Inc.
The  Hartke  Building
7637  Leesburg  Pike
Falls  Church,  Virginia  22043

     Re:  SyndicationNet.com,  Inc.  Registration  Statement  on  Form  SB-2

Gentlemen:

     We act as counsel for SyndicationNet.com, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing by the Company of a registration statement (the "Registration Statement") on Form SB-2, under the Securities Act of 1933, as amended, relating to the offer and sale of 561,500 shares of common stock to be sold by the holders.

     We have examined the Certificate of Incorporation and By-Laws of the Company, the minutes of various meetings and consents of the Board of Directors of the Company, the common stock, originals or copies of all such records of the Company as provided to us by the Company as representing all such meetings and consents in existence, and such documents, certificates, records, authorizations, proceedings, statutes and judicial decisions as we have deemed necessary and as represented to us by the Company as those in existence to form the basis of the opinion expressed below. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to originals of all documents submitted to us as copies thereof. As to various questions of fact material to such opinion, we have relied upon statements and certificates of officers and representatives of the Company.

     Based on the foregoing and in reliance upon such representations of the Company we are of the opinion that the outstanding Shares to be offered and sold by the selling securityholders have been duly authorized and are validly issued, are fully paid and non-assessable.

     We hereby consent to be named in the Registration Statement and the Prospectus as attorneys under the caption "Legal Matters."

                                   Sincerely,

                                   Cassidy  &  Associates